Exhibit 99.1

Meta Materials Expanding into Next-Generation Battery Materials to Enable Safer Transportation

Agreement to Acquire Assets and Extensive IP Portfolio of Optodot Corporation

HALIFAX, NS / ACCESSWIRE / June 17, 2022 / Meta Materials Inc. (the “Company” or “META®”) (NASDAQ: MMAT, FSE: MMAT), a developer of high-performance functional materials and nanocomposites, today announced it has signed a definitive agreement to acquire substantially all of the assets and intellectual property, including 67 issued and 22 pending patents, of Optodot Corporation (“Optodot”) for an aggregate of $48.5 million, comprised of $3.5 million in cash and $45 million of META shares of common stock. Optodot is a leading developer and licensor of nano-composite battery separators and infrared optical coating technologies, based in Devens, Massachusetts. The acquisition is expected to close in June, subject to customary closing conditions and regulatory approvals.

The Optodot team is led by Dr. Steve Carlson, its President & CEO, who was recently honored as the 2022 Inventor of the Year by the New York Intellectual Property Law Association (NYIPLA) for pioneering safer separators for rechargeable lithium-ion batteries. META’s Advanced Materials and Battery Products group will continue joint development, licensing, and manufacturing scale-up of Optodot’s technology in partnership with leading OEMs. Optodot products can be combined and coated with META’s PLASMAfusion™ technology, and META plans to expand capacity at its facility in Thurso, Quebec. META will strengthen its proprietary portfolio of battery materials with NPORE® nano-composite ceramic separators to enhance safety, performance, and cost in electric vehicles. Additional potential applications for NANOPORE® nanoporous membrane technology include ultrafiltration and medical metamaterial devices.

“The race to electrification and a new world in which electricity replaces gasoline and diesel is just getting started. Consumers want EVs with increased range and rapid charging to get back on the road quickly. Batteries need to be reliable and safe, while reducing cost to drive wider adoption,” said George Palikaras, President and CEO. “Optodot has developed disruptive, high performance ceramic nanomaterials in partnership with leading battery and medical equipment OEMs. Through this strategic acquisition, META expands its nanomaterials library and core expertise to address key challenges in battery safety and other applications, opening multi-billion-dollar markets. Together with Dr Carlson’s team we look forward to helping drive the growth of safer and more sustainable transportation.”

The global market for Lithium-ion battery separators was an estimated $5.1 billion in 2021 and is projected to reach $9.0 billion in 2025 (Source: Yano Research Institute Ltd.). Separator shipments were about 5.5 billion square meters in 2021 and are projected to reach 15.9 billion square meters in 2025 (Source: SNE Research). About 15 million m2 are required per GWh of battery capacity (10-20 million m2, depending on the battery configuration).

“Optodot has been pioneering technologies that make batteries safer for the last two decades in collaboration with leading OEMs, innovative start-ups, and U.S. government agencies. We are excited for the next chapter of our growth with META,” said Dr. Steve Carlson President & CEO of Optodot. “Our complementary technologies and partnerships will help accelerate market adoption in electric vehicles and other industries. We look forward to leveraging the combined expertise and technology of each firm, and the benefits of scale and visibility, which META will bring to the Optodot platform.”

Optodot licensed its 1st Generation boehmite ceramic battery patents to LG Chem in 2016 and Optodot is also a portfolio company of LG Technology Ventures. Optodot development projects have been funded by the U.S. Department of Energy and Defense Department, and it is currently a subcontractor on a U.S. Navy Phase II SBIR project led by Imperia Batteries, a division of Physical Sciences Inc. Optodot has collaborated with a range of companies, including global automotive OEMs and leading battery companies. Development work is also conducted at the Roll-to-Roll Fabrication and Processing core facility at the University of Massachusetts Amherst. In the field of infrared optical coatings, Optodot security marking technology is licensed by a global medical equipment manufacturer to prevent the use of counterfeit consumables.

Battery Separator Technology

A battery separator is a porous membrane placed between the electrodes of a battery. The primary function is to prevent contact between the anode and cathode while facilitating the transport of lithium ions. The challenge in designing safe battery separators is to optimize porosity and ion transport, reduce the weight and thickness of inactive materials, while maintaining thermal and mechanical stability. First generation separators are typically made by coating a plastic substrate on one or both sides with ceramic material. Second Generation NPORE® nano-ceramic separators eliminate the use of plastic substrate and provide best in class dimensional stability with <1% heat shrinkage to help prevent thermal runaway. Excellent electrolyte conductivity with uniform and narrow pore size distribution provides optimal electrochemical performance.

In March 2021, Optodot was issued U.S. Patent No. 10,950,837, titled “Methods of Producing Batteries Using Anode Metal Depositions Directly on Nanoporous Separators.” Third Generation NPORE® ECS Electrode Coated Separator technology, developed with funding by the DOE, aims to reduce the cost of manufacturing lithium-ion batteries and the inactive components cost by 20-40%, while improving battery safety, lifetime, and energy and power density. NPORE® ECS incorporates new inactive components of separator, current collectors, and termination materials, and utilizes a simpler and faster battery assembly process. With ECS, electrodes—for example, lithium metal anodes—are directly deposited onto the separator to form a separator/electrode stack.

Acquisition Transaction Summary

The acquisition consideration consists of $3.5 million in cash and $45 million in shares of META common stock (the “Meta Shares”), priced at the volume weighted average price (VWAP) for the twenty trading days ending on the day prior to closing (the “Closing Price”). In addition to restrictions imposed by applicable securities laws, $7.5 million of the Meta Shares will be subject to additional restrictions which both limit their ability to be transferred until the earlier of either a two-year vesting schedule or the achievement of certain revenue targets and ensure such shares may be a source of recovery for potential indemnity claims. The closing of the acquisition is subject to customary closing conditions and is expected to close in June.

Presentation

Management of META has prepared a presentation covering the acquisition and plans for battery materials and other applications. The presentation will also be available on the Company’s investor website at: https://investors.metamaterial.com/presentations

Advisors and Counsel

Hamilton Clark acted as a financial advisor to META. Wilson Sonsini Goodrich & Rosati, P.C. is acting as legal counsel to META in connection with the acquisition. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C and Amster, Rothstein & Ebenstein are acting as legal counsel to Optodot in connection with the acquisition.

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, highly functional materials. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our nano-optic technology provides anti-counterfeiting security features for government documents and currencies and authentication for brands. Our achievements have been widely recognized, including being named a Lux Research Innovator of the Year in 2021. Learn more at www.metamaterial.com.

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Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, expansion plans and operational activities of the Company . Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities and the expansion thereof, research and development projects of the Company, the market potential of the products of the Company , the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 2, 2022, in the Company’s Form 10-Q filed with the SEC on May 10, 2022, and in subsequent filings made by META with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Media Inquiries

Rob Stone

Vice President, Corporate Development and Communications

Meta Materials Inc.

media@metamaterial.com

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Investor Contact

Mark Komonoski

Senior Vice President

Integrous Communications

Phone: 1-877-255-8483

Email: ir@metamaterial.com

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